EXHIBIT 10.11

                             RICHARD J. BLANGIARDI
                              EMPLOYMENT AGREEMENT

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                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, between Telemundo Holdings, Inc., a Delaware corporation (the "Company"), and Rick Blangiardi (the "Executive"), dated as of November 17, 1999.

          1. EMPLOYMENT AND TERM. The Company hereby agrees to employ Executive, and Executive hereby agrees to enter into such employment as President of the Company reporting to the Board of Directors of the Company (or, at the discretion of the Board, the Chief Executive Officer of the Company) for the period commencing on November 17, 1999 and ending on November 16, 2002, subject, however, to earlier termination as provided in Section 9 herein (the "Employment Period"). The Executive also agrees, during the Employment Period, to serve (without additional compensation) on the Board of Directors (and appropriate committees thereof) of the Company, if requested by the Board of Directors. Executive will have duties and responsibilities consistent with his office.

          2. TERMS OF EMPLOYMENT. (a) During the Employment Period, Executive agrees to devote all but a DE MINIMUS amount of his business time and attention to the business and affairs of the "Telemundo Holdings Group" (as defined below) and to use his best efforts to perform faithfully and efficiently such responsibilities. For purposes of this Agreement, the term "Telemundo Holdings Group" shall mean any and all of the Company and any of its current or future divisions or subsidiaries.

               (b) During the first 12 months of the Employment Period, the principal place of employment of Executive shall be Los Angeles, California. In the sole discretion of the Board of Directors of the Company, Executive may be asked to change his principal place of employment to Hialeah, Florida at any time after the first 12 months of the Employment Period. Executive understands and agrees that in connection with his employment hereunder, he may be required to travel extensively on behalf of the Telemundo Holdings Group.

          3. BASE SALARY. During the Employment Period Executive shall receive a base salary (the "Base Salary") as follows. For the period of the Employment Period beginning on November 17, 1999 and ending on November 16, 2000, the Base Salary shall be payable to Executive at an annual rate of $400,000. For the period of the Employment Period beginning on November 17, 2000 and ending on November 16, 2001, the Base Salary shall be payable to Executive at an annual rate of $425,000. For the period of the Employment Period beginning on November 17, 2001 and ending on the last day of the Employment Period, the Base Salary shall be payable to Executive at an annual rate of $450,000. The Base Salary shall be payable consistent with the executive payroll practices of the Company.

          4. BONUS. (a) For each of the 2000, 2001 and 2002 fiscal years (or portion thereof) during the Employment Period, Executive will be eligible to receive, in addition to the Budget Bonus or Revenue Bonus described below, a performance bonus in an amount equivalent to not more than twenty-five percent of Executive's then current Base Salary ("Performance Bonus"). All Performance Bonuses shall be awarded in the sole discretion of the Compensation Committee based upon its assessment of the Executive's performance of his duties hereunder during the applicable fiscal year and without regard to the financial condition or performance of the Company. Executive shall receive the Performance Bonuses only if Executive is employed by the Company on the last

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day of the fiscal year to which the Performance Bonus relates or, with respect to the 2002 fiscal year, the last day of the Employment Period, all subject to the provisions of Sections 9(a), 9(c) and 9(d).

               (b) For each of the 2000, 2001 and 2002 fiscal years (or portion thereof) during the Employment Period, Executive will be paid an additional bonus (the "Budget Bonus") based upon the Company's achievement of targets with respect to its earnings, before interest, taxes, depreciation and amortization ("EBITDA") during such fiscal year (which fiscal year target shall not be greater than the Company's budget for EBITDA for such fiscal year), as follows. During the first quarter of each such fiscal year, the Compensation Committee in consultation with Executive shall establish a reasonably attainable budgeted EBITDA target (the "EBITDA Target") for such fiscal year and notify Executive in writing of the EBITDA Target. Pursuant to subsection (d), the Committee shall determine the Company's EBITDA for such fiscal year and shall notify Executive of its determination of the amount of the Company's EBITDA for such fiscal year and of the amount of Executive's Budget Bonus for such year, which Budget Bonus shall be equal to (i) no less than 25% of Executive's Base Salary for such fiscal year if the Company's EBITDA is 100% or more of the EBITDA Target, (ii) no less than 12.5% of Executive's Base Salary for such fiscal year if the Company's EBITDA is 90% of the EBITDA Target and (iii) pro rated between 12.5% and 25% of Executive's Base Salary for such fiscal year if the Company's EBITDA is more than 90% of the EBITDA Target but less than 100% of the EBITDA Target. Executive shall be paid no Budget Bonus for any such fiscal year in which the Company's EBITDA is less than 90% of the EBITDA Target for such fiscal year.

               (c) For each of the 2000, 2001 and 2002 fiscal years (or portion thereof) during the Employment Period, Executive will be paid an additional bonus (the "Revenue Bonus") based upon the Company's achievement of targets with respect to its Net Revenue (as defined below and determined in accordance with Generally Accepted Accounting Principles and the Company's standard practices and procedures) during such fiscal year (which fiscal year target shall not be greater than the Company's budget for Net Revenue for such fiscal year), as follows (the Performance Bonus, Revenue Bonus and the Budget Bonus are hereinafter collectively referred to as the "Bonus"). During the first quarter of each such fiscal year, the Compensation Committee in consultation with Executive shall establish a reasonably attainable budgeted Net Revenue target (the "Net Revenue Target") for such fiscal year and notify Executive in writing of the Net Revenue Target. Pursuant to subsection (d), the Committee shall determine the Company's Net Revenue for such fiscal year and shall notify Executive of its determination of the amount of the Company's Net Revenue for such fiscal year and of the amount of Executive's Revenue Bonus for such year, which Revenue Bonus shall be equal to (i) no less than 25% of Executive's Base Salary for such fiscal year if the Company's Net Revenue is 100% or more of the Net Revenue Target, (ii) no less than 12.5% of Executive's Base Salary for such fiscal year if the Company's Net Revenue is 92.5% of the Net Revenue Target and
(iii) pro rated between 12.5% and 25% of Executive's Base Salary for such fiscal year if the Company's Net Revenue is more than 92.5% of the Net Revenue Target but less than 100% of the Net Revenue Target. Executive shall be paid no Revenue Bonus for any such fiscal year in which the Company's Net Revenue is less than 92.5% of the Net Revenue Target for such fiscal year. For purposes of this Agreement, the term "Net Revenue" means the Company's revenue net of the Company's formula-based allocation of advertising revenue generated pursuant to that certain umbrella affiliation agreement between Telemundo Group, Inc. and Telemundo Network Group LLC dated as of August 12, 1998.

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               (d) Each Budget Bonus and/or Revenue Bonus shall be paid upon certification by the Compensation Committee (which the Compensation Committee will make within 30 days after the certification by the Company's independent auditors of the financial statements for such fiscal year) that the performance targets entitling Executive to a Budget Bonus and/or Revenue Bonus with respect to such fiscal year have been met. If the Compensation Committee so certifies, the Budget Bonus and/or Revenue Bonus will be paid promptly but in no event later than ten days after such certification.

               (e) For purposes of this Agreement, the "Compensation Committee" shall mean a committee consisting of at least two (2) directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

          5. EMPLOYEE BENEFIT PLANS; ETC. (a) Executive shall be entitled during the Employment Period to participate in all retirement, disability, pension, savings, medical, insurance and other plans of the Company generally available to senior executives (other than any performance based bonus or stock appreciation rights (or similar) plans, subject to Section 7 below). Executive shall be entitled to paid vacations during each year of his employment consistent with the Company's vacation policy for executive level employees (which shall provide for at least 20 vacation days per year).

               (b) The Company agrees that it will provide Executive, in his capacity as an officer and, if applicable, as a director, with indemnification rights which are not materially less favorable to the Executive, in his capacity as an officer and as a director, than those provided as of the date of this Agreement in the By-laws of the Company.

          6. [Intentionally omitted]

          7. STOCK APPRECIATION RIGHTS PROGRAM. The Company shall give good faith consideration to the implementation, on or before expiration of the first 12 months of the Employment Period, of an equity participation program for senior executives of the Company involving stock appreciation rights ("Stock Appreciation Rights Program"); PROVIDED, HOWEVER, that the final decision with regard to such program implementation, if any, shall be in the Company's sole discretion. In the event such program is implemented, Executive shall be granted stock appreciation rights consistent with his position in the Company and Executive's vesting schedule shall be one (1) year shorter than the average vesting schedule applicable to all other senior executives of the Company.

          8. EXPENSES. The Company shall reimburse Executive for all reasonable expenses properly incurred by him in accordance with the policies of the Telemundo Holdings Group in effect from time to time, on behalf of the Telemundo Holdings Group in the performance of his duties hereunder, provided that proper vouchers are submitted to the Company by Executive evidencing such expenses and the purposes for which the same were incurred. Such expenses shall include, without limitation, all reasonable and actual moving expenses incurred by Executive in connection with his relocation to South Florida, including plane fare and temporary housing expenses while locating a permanent residence, and, in connection with such relocation, the following non-moving expenses: any real estate commission payable by Executive in connection with the sale of his residence and any closing costs payable by Executive in connection with the purchase of his new

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residence. In the event the Employment Period is not extended after the third year or terminates for any reason other than Cause, Failure to Relocate or resignation without Good Reason (except for a resignation without Good Reason within six months after a Change of Control Transaction (as defined below)) and in connection therewith Executive (or his family in the case of Executive's death) relocates elsewhere from South Florida within six (6) months after November 16, 2002 or the date of termination, if sooner, the Company shall reimburse Executive for all reasonable and actual moving expenses incurred by Executive in connection with such relocation.

          9. TERMINATION. The Company shall have the right to terminate Executive's employment only as expressly provided in this Agreement.

               (a) DEATH OR DISABILITY. Except as otherwise provided herein, this Agreement shall terminate automatically upon Executive's death.

               The Company may terminate this Agreement after having established Executive's "Disability" (as defined below), by giving Executive written notice of its intention to terminate Executive's employment. For purposes of this Agreement, "Disability" means Executive's inability to perform substantially all his duties and responsibilities to the Telemundo Holdings Group by reason of a physical or mental disability or infirmity (i) for a continuous period of twelve consecutive months or (ii) at such earlier time as Executive submits medical evidence satisfactory to the Company or the Board of Directors determines in good faith and upon competent medical advice that Executive has a physical or mental disability or infirmity that will likely prevent Executive from substantially performing his duties and responsibilities for twelve consecutive months or longer. The date of Disability shall be the day on which Executive receives notice from the Company pursuant to this Section 9.

               Upon termination of Executive's employment because of death or Disability, the Company shall pay Executive or his estate or other personal representative (i) within 60 days, the amount of Executive's Base Salary earned up to the date of death or Disability, as the case may be, (ii) all benefits and other items referred to in Sections 5 and 8 which are due up to the date of death or Disability and (iii) when otherwise due in accordance with the provisions of Section 4, the Bonus, if any, earned for the year in which such termination occurred, without regard to whether Executive is an employee of the Company on the last day of such fiscal year.

               (b) CAUSE AND RESIGNATION WITHOUT GOOD REASON. The Company shall have the right to terminate Executive's employment for "Cause" as defined below. Except as provided in Section 15 herein, (i) upon termination of Executive's employment for Cause or (ii) upon Executive's resigning as an employee without Good Reason, this Agreement shall terminate and the Executive shall not be entitled to receive any compensation or other benefits other than (x) Base Salary earned up to the date of termination or resignation and (y) all benefits and other items referred to in Sections 5 and 8 which are due up to the date of termination or resignation. Notwithstanding anything herein to the contrary, Executive shall have the right to resign without Good Reason and terminate this Agreement at any time within six months after a "Change of Control Transaction" (for purposes of this Agreement, a Change of Control Transaction means the sale, directly or indirectly, of 90% or more of either the stock or assets of the Company) occurs, without any obligation or liability to the Company, effective upon thirty days' prior written notice to the Company, in which event this Agreement shall terminate and the Executive shall not be entitled to receive any compensation or other benefits, except that the Company shall (x) through November 16, 2002 (the "Entitlement Date") continue to pay to Executive the Base Salary in effect immediately prior to the

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date of resignation, such payments to be made in installments at the times such amounts would have been paid if the Agreement had not been so terminated, (y) pay to the Executive, when otherwise due in accordance with Section 4, the Budget Bonus and/or Revenue Bonus, if any, earned for the fiscal year in which such termination occurs, without regard to whether Executive is employed on the last day of such fiscal year, multiplied by a fraction, the numerator of which is equal to the number of days elapsed between the beginning of the fiscal year in which such termination occurred and the termination date, and the denominator of which is equal to 365 days and (z) through November 16, 2002 continue Executive's benefits and other items referred to in Section 5 or, to the extent the Company is legally unable to provide any such benefits or other items as a result of Executive no longer being an employee, reimburse Executive for his cost (not to exceed the actual cost to the Company if he were still an employee) of obtaining the equivalent coverage and benefits.

               For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by Executive to perform substantially all his duties to the Company or the failure by the Executive to comply with the reasonable written policies and procedures of the Company and the directives of the Board of Directors (other than any such failure resulting from his death or Disability), in each case after being given written notice by the Board of a failure to perform or comply (which notice specifically identifies the manner in which Executive has failed to perform or comply) and a reasonable opportunity to cure such noncompliance or nonperformance; (ii) the willful misconduct by Executive in the performance of his duties to the Company, provided that (for purposes of clauses (i) and (ii) only and not for any other purpose or interpretation of this Agreement) an act shall be considered "willful" only if done in bad faith and not in the best interests of the Company; (iii) the grossly negligent performance by Executive of his duties to the Company; (iv) the conviction of Executive by a court of competent jurisdiction of the commission of (x) a felony or (y) a crime involving moral turpitude; or (v) a material breach by Executive of Sections 10 or 11 hereof.

               (c) TERMINATION WITHOUT CAUSE. Notwithstanding anything to the contrary contained herein, the Company shall have the right to terminate the employment of Executive at any time without Cause. Subject to subsection (e) below, upon a termination without Cause, except as provided in Section 15, this Agreement shall terminate and the Executive shall not be entitled to receive any compensation or other benefits, except that the Company shall (i) through the Entitlement Date continue to pay to Executive the Base Salary in effect immediately prior to the date of termination, such payments to be made in installments at the times such amounts would have been paid if the Agreement had not been so terminated, and (ii) pay to the Executive, when otherwise due in accordance with Section 4, the Bonus, if any, earned for the fiscal year in which such termination occurs, without regard to whether Executive is employed on the last day of such fiscal year, and (iii) through the Entitlement Date continue Executive's benefits and other items referred to in Section 5 or, to the extent the Company is legally unable to provide any such benefits or other items as a result of Executive no longer being an employee, reimburse Executive for his cost (not to exceed the actual cost to the Company if he were still an employee) of obtaining the equivalent coverage and benefits. During

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the period in which, Executive receives the payments required by the immediately preceding sentence, Executive shall be subject to the provisions set forth in Sections 10 and 11 below (provided, however, in no event shall the restrictions contained in Sections 10 and 11 continue for more than one year beyond the termination of Executive's employment). In the event that Company elects not to extend the Employment Period, then, absent any termination pursuant to Section
9, the Company shall continue paying to Executive his Base Salary during the period, if any, beginning on the date Executive's employment terminates and ending on the date which is six months after the date on which the Company gives its notice of non-renewal to Executive. During the period in which Executive receives the payments required by the immediately preceding sentence, Executive shall be subject to the provisions set forth in Sections 10 and 11 below (provided, however, in no event shall the restrictions contained in Sections 10 and 11 continue for more than one year beyond the termination of Executive's employment).

          (d) TERMINATION FOR GOOD REASON.

               (i) Executive shall have the right to terminate his employment under this Agreement upon the occurrence of any event that constitutes Good Reason by giving written notice to the Company within thirty days of the occurrence of such alleged event. Such termination shall take effect no earlier than six months from the date of such notice. "Good Reason" means any of the following: (A) a Designated Relocation (as defined below), (B) a Failure to Adopt SAR Plan (as defined below), (C) Bankruptcy of the Company or (D) any Other Good Reason Event (as defined below); PROVIDED, HOWEVER, that an Other Good Reason Event shall not be deemed to have occurred prior to the giving of written notice by the Executive to the Company generally describing the alleged Good Reason, and the actions the Executive believes are necessary to cure such alleged Good Reason, and the Company's failure to so cure within 15 days of receipt of such notice. The giving of such notice and the action or failure to take action by the Company shall be irrelevant in determining whether a Good Reason has in fact occurred. Upon a termination for Good Reason, except as provided in Section 15, this Agreement shall terminate and the Executive shall not be entitled to receive any compensation or other benefits, except that the Company shall (i) through the date which is six months after the date of termination continue to pay to Executive the Base Salary in effect immediately prior to the date of termination, such payments to be made in installments at the times such amounts would have been paid if the Agreement had not been so terminated, (ii) pay to the Executive, when otherwise due in accordance with
Section 4, the Budget Bonus and/or Revenue Bonus, if any, earned for the fiscal year in which such termination occurs, without regard to whether Executive is employed on the last day of such fiscal year, multiplied by a fraction, the numerator of which is equal to the number of days elapsed between the beginning of the fiscal year in which such termination occurred and the termination date, and the denominator of which is equal to 365 days and (iii) through the date which is six months after the date of termination continue Executive's benefits and other items referred to in Section 5 or, to the extent the Company is legally unable to provide any such benefits or other items as a result of Executive no longer being an employee, reimburse Executive for his cost (not to exceed the actual cost to the Company if he were still an employee) of obtaining the equivalent coverage and benefits. During such period, Executive shall be subject to the provisions set forth in Sections 10 and 11 below (provided, however, in no event shall the restrictions contained in Sections 10 and 11 continue for more than one year beyond the termination of Executive's employment).

               (ii) A "Designated Relocation" means any of the following: (A) the Company requiring Executive's work location to be other than within thirty
(30) miles of the Company's current corporate offices in Los Angeles, California; PROVIDED, HOWEVER, that neither a request or requirement by the Company that Executive change his principal place of employment to Hialeah, Florida pursuant to Section 2(b) nor a termination of Executive's employment for Failure to Relocate (as defined below) shall constitute a Designated Relocation, or (B) in the event that the Executive relocates to Hialeah, Florida, the Company requiring Executive's work location to be other than within thirty (30) miles of the Company's current corporate offices in Hialeah, Florida.

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               (iii) A "Failure to Adopt SAR Plan" means the Company's failure to adopt a Stock Appreciation Rights Program on or before November 16, 2000 or the failure to grant Executive the participation therein set forth in Section 7 hereof.

               (iv) "Other Good Reason Event" means any of the following: (A) a material breach of this Agreement by the Company (which shall include, without limitation, any reduction in the amount of any compensation or benefits provided to Executive under this Agreement) or (B) any termination or attempted termination by the Company of Executive's employment other than as expressly permitted in this Agreement. Notwithstanding anything to the contrary contained herein, in the event Executive terminates his employment under this Agreement upon the occurrence of an Other Good Reason Event, (A) such termination shall take effect no earlier than 30 days from the date of the respective notice and
(B) Executive shall not be entitled to receive any compensation or other benefits, except that the Company shall (i) through the Entitlement Date continue to pay to Executive the Base Salary in effect immediately prior to the date of termination, such payments to be made in installments at the times such amounts would have been paid if the Agreement had not been so terminated, (ii) pay to the Executive, when otherwise due in accordance with Section 4, the Budget Bonus and/or Revenue Bonus, if any, earned for the fiscal year in which such termination occurs, without regard to whether Executive is employed on the last day of such fiscal year and (iii) through the Entitlement Date continue Executive's benefits and other items referred to in Section 5 or, to the extent the Company is legally unable to provide any such benefits or other items as a result of Executive no longer being an employee, reimburse Executive for his cost (not to exceed the actual cost to the Company if he were still an employee) of obtaining the equivalent coverage and benefits.

               (e) FAILURE TO RELOCATE. The Company shall have the right to terminate Executive's employment for "Failure to Relocate" (as defined below) by providing written notice to the Executive within ninety (90) days of such event. Such termination shall take effect six months from the date of such notice. Upon a termination for Failure to Relocate, except as provided in Section 15, this Agreement shall terminate and the Executive shall not be entitled to receive any compensation or other benefits, except that the Company shall (i) through the date of termination continue to pay to Executive the Base Salary in effect immediately prior to the date of notice, such payments to be made in installments at the times such amounts would have been paid if the Agreement had not been so terminated, (ii) pay to the Executive, when otherwise due in accordance with Section 4, the Budget Bonus and/or Revenue Bonus, if any, earned for the fiscal year in which such termination occurs, without regard to whether Executive is employed on the last day of such fiscal year, multiplied by a fraction, the numerator of which is equal to the number of days elapsed between the beginning of the fiscal year in which such termination occurred and the termination date, and the denominator of which is equal to 365 days, and (iii) pay to the Executive all benefits and other items referred to in Sections 5 and 8 which are due up to the date of termination. During the period in which Executive receives the payments required by the immediately preceding sentence, Executive shall be subject to the provisions set forth in Sections 10 and 11 below (provided, however, in no event shall the restrictions contained in Sections 10 and 11 continue for more than one year beyond the termination of Executive's employment).

               For purposes of this Agreement, "Failure to Relocate" shall mean the Executive's failure (whether by written notice to the Company, failure to act, or otherwise), following a request by the Company, to change his principal place of employment to Hialeah, Florida after the first 12 months of the Employment Period; PROVIDED, HOWEVER, that if the Company does not, within ninety (90) days after the first event constituting a Failure to Relocate, exercise its right to terminate the Executive's employment for Failure to Relocate, then the Company shall not thereafter have the right to

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terminate the Executive's employment for Failure to Relocate.

               (f) OFFICER AND BOARD POSITIONS. Upon the termination of employment with the Company for any reason, Executive shall be deemed to have resigned any and all of his positions as an officer and a member of the Board of Directors of the Company and any of its subsidiaries and as a member of any committees of such Board, effective on the date of termination.

               (g) CERTAIN CONDITION. Notwithstanding anything to the contrary contained in this Section 9, the obligations of the Company under this Section 9 shall continue only so long as the Executive does not breach his obligations under Section 10 and 11.

               (h) CERTAIN EFFECT. As used in this Agreement, termination of this Agreement shall also result in and mean termination of the Employment Period hereunder.

               (i) MITIGATION OF DAMAGES. In the event of any termination of Executive's employment by the Company other than for Cause or Failure to Relocate, Executive shall not be required to seek other employment to mitigate damages and any income earned by Executive from other employment or self employment shall not be offset by any obligation of the Company to Executive under this Agreement.

          10. CONFIDENTIALITY, ETC. Executive will not willfully divulge, furnish or make accessible to anyone (otherwise than in the regular course of business of the Telemundo Holdings Group) any confidential information, plans or materials or trade secrets of the Telemundo Holdings Group, or with respect to any other confidential or secret aspects of the business of the Telemundo Holdings Group; PROVIDED, HOWEVER, that during his employment, Executive shall have the latitude customarily given a corporate president to disclose information in good faith for the benefit of the Company and its stockholders (taken as a whole). All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Executive, or made available to him relating to the Telemundo Holdings Group are and shall be the Company's property and shall be delivered to the Company promptly upon the termination of his employment with the Company; PROVIDED, HOWEVER, that (i) this obligation shall not apply to information that (A) is not confidential (other than as a result of Executive's breach of this Section), (B) does not contain certain trade secrets of the Company or (C) is limited to Executive's personal "rolodex" files or papers relating to personal matters,
(ii) Executive shall have the right to retain and use such of the foregoing as shall be reasonably necessary to enforce his rights under this Agreement and to comply with and enforce his rights, including the right to defend himself against claims, provided copies of such retained information are provided to the Company and the retained information remain subject to the provision of this Section, and (iii) Executive shall have no obligation to return information that is no longer in his possession, custody or control. This Section 10 shall survive the expiration or termination of this Agreement, the Employment Period and the term of employment; PROVIDED, HOWEVER, that if Executive's employment is terminated pursuant to Section 9(c) or for any Other Good Reason Event (as defined in Section 9(d)), then this Section 10 will terminate subject to Section 9(c) on the Entitlement Date.

          11. NO INTERFERENCE; AFFILIATE TRANSACTIONS. (a) During the Employment Period and for one year after such period, Executive agrees and covenants that he will not (other than with respect to his duties and responsibilities hereunder) directly or indirectly, for himself, or as agent of

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or on behalf of, or in conjunction with, any person, firm, corporation, or other entity, engage or participate in the Company Business (as hereinafter defined), whether as employee, consultant, partner, principal, shareholder or representative, or render advisory or other services to or for any person, firm, corporation or other entity, which is engaged primarily, directly or indirectly, in the Company Business; PROVIDED, HOWEVER, that (i) Executive may own less than 5% of the common stock of a publicly traded company that is engaged in the Company Business and (ii) Executive may own Common Stock and securities convertible into Common Stock (or securities into which Common Stock is converted in any business combination transaction). For purposes of this Section 11(a), "Company Business" shall mean and be limited to any of (x) the provision of Spanish language television programming in the United States (which includes Puerto Rico), (y) the ownership of television broadcast stations, networks or any over-the-air television signal, and cable in the United States (which includes Puerto Rico) that broadcast primarily Spanish language programming, and
(z) the sale of television advertising time and programs inside and outside the United States (which includes Puerto Rico) for Spanish language television stations, cable and networks.

               (b) During the Employment Period and for one year after such period, Executive agrees and covenants that he will not willfully interfere directly or indirectly in any way with the Company. "Interfere" means to influence or attempt to influence, directly or indirectly, present or active prospective customers, employees, suppliers, performers, directors, representatives, agents or independent contractors of the Company, or any of its network affiliates to restrict, reduce, sever or otherwise alter their relationship with the Telemundo Holdings Group or any of its network affiliates.

               (c) Executive agrees that during the Employment Period, he will not at any time enter into, on behalf of the Telemundo Holdings Group, or cause the Telemundo Holdings Group to enter into, directly or indirectly, any transactions (each, a "Transaction") with any business organization in which he or, to his knowledge after due inquiry, any member of his family may be interested as a partner, trustee, director, officer, employee, shareholder, lender of money or guarantor, except to the extent disclosed to the Company and agreed to by the board of directors of the Company in writing. Executive will use his best efforts to ensure that any Transaction is disclosed to the Board of Directors of the Company and approved thereby prior to entering into a contract relating thereto and/or consummation thereof, as contemplated by the preceding sentence.

               (d) From and after the termination of Executive's employment, Executive shall not disparage the Company, its officers, directors, employees or business, nor shall the Company or any of its officers, directors, employees or agents disparage the Executive or members of his family, and neither party shall disclose any facts relating to such termination; provided, that nothing contained in this Section 11(d) shall restrict the parties from making any statements or disclosure believed necessary to enforce in any judicial or similar proceeding the provisions of this Agreement or as a party believes may be required by applicable law.

               (e) In the event any court having jurisdiction determines that any part of this Section 11 is unenforceable, such court shall have the power to reduce the duration or scope of such provision and such provision, in its reduced form, shall be enforceable. This Section 11 shall survive the expiration or termination of this Agreement and the Employment Period; PROVIDED, HOWEVER, that if Executive's employment is terminated pursuant to Section 9(c) or for any Other Good Reason Event (as defined in Section 9(d)), then this Section 11 will terminate, subject to Section 9(c), on the Entitlement Date.

          12. INJUNCTIVE RELIEF. Executive acknowledges that the provisions of Sections 10 and 11 herein are reasonable and necessary for the protection of the Telemundo Holdings Group and that the Telemundo Holdings Group will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, Executive agrees that, in addition to any other relief to which the Company may be entitled in the form of damages, the Company shall be entitled to seek injunctive relief from a court of competent jurisdiction for the purposes of restraining Executive from any actual or threatened breach of such provisions.

          13. REMEDIES; SERVICE OF PROCESS.

               (a) Except when a party is seeking an injunction or specific performance hereunder, the parties agree to submit any dispute concerning this Agreement to binding arbitration. The parties may agree to submit the matter to a single arbitrator or to several arbitrators, may require that arbitrators possess special qualifications or expertise or may agree to submit a matter to a mutually acceptable firm of experts for decision. In the event the parties shall fail to thus agree upon terms of arbitration within twenty (20) days from the first written demand for arbitration, then such disputed matter shall be settled by arbitration under the Rules of Employment Arbitration of the American Arbitration Association, by three arbitrators appointed in accordance with such Rules. Such arbitration shall be held in the location of employment of Executive at the time of the notice of arbitration. Once a matter has been submitted to arbitration pursuant to this Section, the decision of the arbitrators shall be final and binding upon all parties. The cost of arbitration shall be shared equally by the parties and each party shall pay the expenses of his/its attorneys, except that the arbitrators shall be entitled to award the costs of arbitration, attorneys and accountants' fees, as well as costs, to the party that they determine to be the prevailing party in any such arbitration.

               (b) The Company and Executive hereby irrevocably consent to the jurisdiction of the Courts of the State of Florida and of any Federal Court located in such State in connection with any action or proceedings for injunctive relief arising out of or relating to the provisions of Sections 10 and 11 of this Agreement. Executive further agrees that he will not commence or move to transfer any action or proceeding arising out or relating to the provisions of Sections 10 and 11 of this Agreement to any Court other than one located in the State of Florida.

          14. SUCCESSORS. This Agreement and the rights and obligations hereunder are personal to Executive and without the prior written consent of the Company and Executive shall not be assignable.

          15. SURVIVAL OF PROVISIONS. Notwithstanding anything to the contrary contained herein, the provisions of Sections 5(b), 8, 9, 10, 11, 12, 13, 14, 15 and 17 hereof shall survive the termination or expiration of this Agreement, irrespective of the reasons therefor.

          16. [Intentionally omitted]

          17. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws.

               (b) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, return receipt requested:

If to Executive:

         Rick Blangiardi
         10415 Woodbridge Street
         Toluca Lake, California 91602
         Phone:  (818) 754-1331
         Telecopy No.: (818) 754-1303

If to the Company:

         Telemundo Holdings, Inc.
         2290 West 8th Avenue
         Hialeah, Florida 33010
         Attention:  Chief Financial Officer
         Phone:  (305) 889-7999
         Telecopy No.:  (305) 889-7997

with a copy to:

         Telemundo Holdings, Inc.
         2290 West 8th Avenue
         Hialeah, Florida 33010
         Attention:  General Counsel
         Phone:  (305) 889-7987
         Telecopy No.:  (305) 889-7980

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee or upon refusal if properly delivered.

               (c) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               (d) Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

               (e) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party except as expressly set forth herein. This Agreement shall not be changed or terminated orally. This Agreement supersedes and cancels all prior agreements between the parties, whether written or oral, relating to the employment of Executive. The headings and captions contained in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

               (f) If, at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any provision of this Agreement.

               (g) The Company's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof. Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

               (h) This Agreement shall inure to the benefit of and be binding upon any successor to the Company and shall inure to the benefit of Executive's successors, heirs and personal representatives.

                  IN WITNESS WHEREOF, Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

                                      EXECUTIVE:

                                      /s/ Rick Blangiardi
                                      -----------------------------------
                                      Rick Blangiardi


                                      TELEMUNDO HOLDINGS, INC.:

                                      By:   /s/  Peter J. Housman II
                                         --------------------------------------
                                      Name: Peter J. Housman II
                                      Title: Chief Financial Officer & Treasurer